Exhibit 2
(Sam Wyly)

						Transaction
		Transaction			Options or	Price (per	Exercise Price	Where and How
Date	Legal Owner	Code	Security Type[1]	Shares	Warrants	share)	(per share)	Transaction Was Effected
10/22/1998	Subsidiary of Bessie Trust	S	Stock	(418,000)		(3)		Transaction with Scottish Re

11/30/1998	Subsidiary of Bessie Trust	B	Stock	472,813		(2)		Transaction with Scottish Re

9/27/1999	Sam Wyly	G	Options		2,000		$12.13	Granting of vested options or warrants

11/30/1999	Subsidiary of Bessie Trust	V	Warrants		166,666	(5)		Vesting of options or warrants

11/30/1999	Sam Wyly	V	Warrants		33,333	(4)		Vesting of options or warrants

11/30/1999	Subsidiary of Bessie Trust	V	Warrants		155,556	(3)		Vesting of options or warrants

11/30/1999	Sam Wyly	V	Options		3,334	(6)	$15.00	Vesting of options or warrants

11/30/1999	Subsidiary of Bessie Trust	V	Warrants		44,445	(2)		Vesting of options or warrants

9/15/2000	Subsidiary of Bulldog Trust	B	Stock	7,000		$9.67		Transaction through broker

9/18/2000	Subsidiary of Bulldog Trust	B	Stock	41,000		$9.77		Transaction through broker

9/19/2000	Subsidiary of Bulldog Trust	B	Stock	60,000		$9.81		Transaction through broker

9/20/2000	Subsidiary of Bulldog Trust	B	Stock	10,000		$9.81		Transaction through broker

11/30/2000	Subsidiary of Bessie Trust	V	Warrants		166,667	(5)		Vesting of options or warrants

Exhibit 2
(Sam Wyly)

						Transaction
		Transaction			Options or	Price (per	Exercise Price	Where and How
Date	Legal Owner	Code	Security Type[1]	Shares	Warrants	share)	(per share)	Transaction Was Effected
11/30/2000	Sam Wyly	V	Warrants		33,333	(4)		Vesting of options or warrants

11/30/2000	Subsidiary of Bessie Trust	V	Warrants		155,555	(3)		Vesting of options or warrants

11/30/2000	Subsidiary of Bessie Trust	V	Warrants		44,445	(2)		Vesting of options or warrants

5/18/2001	Subsidiary of Bessie Trust	S	Stock	(152,000)		$15.13		Private

5/18/2001	Subsidiary of La Fourche Trust	B	Stock	152,000		$15.13		Private

5/18/2001	Subsidiary of Bulldog Trust	S	Stock	(118,000)		$15.13		Private

5/18/2001	Subsidiary of La Fourche Trust	B	Stock	118,000		$15.13		Private

5/30/2001	Subsidiary of La Fourche Trust	S	Stock	(37,500)		$15.00		Transaction through broker

6/4/2001	Subsidiary of La Fourche Trust	S	Stock	(7,500)		$15.00		Transaction through broker

6/6/2001	Subsidiary of La Fourche Trust	S	Stock	(10,000)		$15.00		Transaction through broker

6/6/2001	Subsidiary of La Fourche Trust	S	Stock	(20,000)		$15.00		Transaction through broker

6/7/2001	Subsidiary of La Fourche Trust	S	Stock	(55,000)		$15.02		Transaction through broker

6/8/2001	Subsidiary of La Fourche Trust	S	Stock	(45,000)		$15.02		Transaction through broker

6/11/2001	Subsidiary of La Fourche Trust	S	Stock	(95,000)		$15.04		Transaction through broker

11/30/2001	Subsidiary of Bessie Trust	V	Warrants		166,667	(5)		Vesting of options or warrants

11/30/2001	Sam Wyly	V	Warrants		33,334	(4)		Vesting of options or warrants

11/30/2001	Subsidiary of Bessie Trust	V	Warrants		155,555	(3)		Vesting of options or warrants

Exhibit 2
(Sam Wyly)

						Transaction
		Transaction			Options or	Price (per	Exercise Price	Where and How
Date	Legal Owner	Code	Security Type[1]	Shares	Warrants	share)	(per share)	Transaction Was Effected
11/30/2001	Subsidiary of Bessie Trust	V	Warrants		44,444	(2)		Vesting of options or warrants

12/11/2001	Subsidiary of Bessie Trust	S	Stock	(15,000)		$17.05		Transaction through broker

12/12/2001	Subsidiary of Bessie Trust	S	Stock	(7,800)		$17.01		Transaction through broker

12/13/2001	Subsidiary of Bessie Trust	S	Stock	(21,300)		$17.74		Transaction through broker

12/14/2001	Subsidiary of Bessie Trust	S	Stock	(5,513)		$18.49		Transaction through broker

12/17/2001	Subsidiary of Bessie Trust	S	Stock	(13,700)		$18.56		Transaction through broker

12/18/2001	Subsidiary of Bessie Trust	S	Stock	(2,600)		$18.93		Transaction through broker

12/18/2001	Subsidiary of Bessie Trust	S	Stock	(100,000)		$17.50		Transaction through broker

12/19/2001	Subsidiary of Bessie Trust	S	Stock	(254,900)		$17.50		Transaction through broker

12/19/2001	Subsidiary of Bessie Trust	S	Stock	(51,400)		$17.50		Transaction through broker

12/19/2001	Subsidiary of Bessie Trust	S	Stock	(600)		$18.80		Transaction through broker

[1]	For the sake of simplicity, this table groups warrants held by the subsidiaries of the Subject Trusts into the total number of options listed in each entry, and does not differentiate between options and warrants.

[2]	Contemporaneously with the Company’s Initial Public Offering, the Reporting Person acquired 472,813 Ordinary Shares and Class A Warrants exercisable for an aggregate of 133,333 Ordinary Shares for $6.67 million. The warrants were exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of the IPO.

[3]	On October 22, 1998, the Reporting Person delivered 418,000 Ordinary Shares to the issuer and received in exchange warrants exercisable for 466,667 Ordinary Shares. The warrants were exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of the IPO.

[4]	On October 22, 1998, the Reporting Person purchased from Michael French for $6,451.61 warrants exercisable for 100,000 Ordinary Shares. These warrants were exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of the IPO.

[5]	On June 9, 1998, the Reporting Person purchased for $30,000 warrants exercisable for 500,0000 Ordinary Shares.These warrants were exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of the IPO.

[6]	In connection with the IPO, each director was granted options to purchase 10,000 Ordinary Shares exercisable in three equal installments on the 1st, 2nd and 3rd anniversaries of the IPO.
TRANSACTION CODES:

B — (i) transaction by which securities were acquired by the Subject Trusts or subsidiaries thereof or (ii) purchase transaction.

S — (i) transaction by which securities were transferred to the Subject Trusts or subsidiaries thereof or (ii) sale transaction.

V — vesting of option or warrant granted by the Company.